AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger ("Agreement") is made and entered into as of December 22, 2014 (the "Effective Date"), by and among T-Rex Oil, Inc., a Colorado corporation, with its principal office at 7609 Ralston Road, Arvada, CO  80002  ("TRXO"), Terex Energy Corp., a Colorado corporation ("TEREX"), and Terex Acquisition Corp., a newly-formed wholly-owned subsidiary of TRXO, domiciled in Colorado ("Acquisition Sub"). Each of TRXO, TEREX and Acquisition Sub is referred to herein individually as a "Party," or collectively as the "Parties."

RECITALS

A.        TRXO and TEREX intend to effect a merger, pursuant to which Acquisition Sub will merge with and into TEREX and TEREX will survive, as a result of which the entire issued share capital of TEREX (the "TEREX Shares") will be deemed for all purposes to represent shares of common stock, par value $0.001 per share, of TRXO upon the terms and subject to the conditions set forth in this Agreement.

B.         The Parties intend that the Merger contemplated by this Agreement will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Tax Code").

C.        The Parties intend that the effective date hereof shall be December 31, 2014 regardless of the execution date or the closing after conditions are met.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual covenants herein made, the parties hereby agree to the foregoing and as follows:

Section 1.                Definitions. Capitalized terms not otherwise defined herein have the meanings set forth in the attached Schedule 1.

Section 2.                The Merger.

    (a)                Effecting the Merger. Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as hereinafter defined), (i) Acquisition Sub shall be merged with and into TEREX (the "Merger"); (ii) the separate corporate existence of Acquisition Sub shall thereupon cease and TEREX will continue as the surviving corporation in the Merger and wholly-owned subsidiary of TRXO (sometimes referred to herein as the "Surviving Subsidiary"), (iii) all the properties, rights and privileges, and power of TEREX, shall vest in the Surviving Subsidiary, and all debts, liabilities and duties of TEREX shall become the debts, liabilities and duties of the Surviving Subsidiary, and (iv) each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchange for one validly issued, fully paid and non-assessable share of the Surviving Subsidiary's common stock.

    (b)               Effect on Capital Stock.

        (i)                  Conversion of TEREX Shares. At the Effective Time, each TEREX Share issued and outstanding on the Closing Date (as defined in Section 3, below) shall, by virtue of the Merger and without any action on the part of TEREX, TRXO, Acquisition Sub, or the holders of the TEREX Shares as of the Closing

Date (the "Original Holders"), be converted into and will become one share of validly issued, fully paid and non-assessable common stock of TRXO (the "Share Ratio") such that the Original Holders will be issued a total of 7,385,700 shares of TRXO (the "TRXO Common Stock") following the conversion. All shares of TRXO Common Stock issued upon the surrender for exchange of TEREX Shares in accordance with the terms hereof shall (i) contain a restricted securities legend in compliance with the Securities Act and (ii) be deemed to have been issued in full satisfaction of all rights pertaining to such TEREX Shares. There shall be no further registration of transfers on the stock transfer books of TEREX of the TEREX Shares that were outstanding immediately prior to the Effective Time.

        (ii)                Fractional Shares. No fractional shares will be issued in connection with the conversion of TEREX Shares into TRXO Common Stock, and any right to receive a fractional share will be rounded-up to the nearest whole share.

        (iii)               Cancellation of TEREX Shares. At the Effective Time, the TEREX Shares will be deemed canceled and retired and will cease to exist, and each holder of a certificate for TEREX Shares will cease to have any rights with respect thereto; provided, however, that, following the Closing Date, upon surrender of an original stock certificate representing TEREX Shares, TRXO will deliver a stock certificate for shares of TRXO Common Stock to which such person is entitled pursuant to the Share Ratio, bearing any necessary or appropriate restrictive legend. The effect of the Merger shall be as provided in the applicable provisions of Colorado Law.

        (iv)              Lost, Stolen or Destroyed Certificates. If any certificate evidencing TEREX Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed and, if required by TRXO, the posting of an indemnity bond, in such reasonable amount as TRXO or the transfer agent may direct, as collateral security against any claim that may be made with respect to the certificate, TRXO will issue in exchange for the lost, stolen or destroyed certificate the applicable number of shares of TRXO Common Stock.

        (v)                At the Effective Time, each share of common stock of Acquisition Sub ("Acquisition Sub Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, nonassessable share of common stock of the Surviving Subsidiary. Each stock certificate evidencing ownership of any shares of Acquisition Sub Stock shall, at the Effective Time, evidence ownership of such shares of capital stock of the Surviving Subsidiary.

    (c)                Reorganization. The Parties intend to adopt this Agreement and the Merger as a plan of reorganization under Section 368(a) of the Tax Code. The shares of TRXO Common Stock issued in the Merger will be issued solely in exchange for TEREX Shares, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the TEREX Shares. No consideration that could constitute "other property" within the meaning of Section 356(b) of the Tax Code is being transferred by TRXO for TEREX Shares in the Merger. The parties shall not take a position on any tax return inconsistent with this Section 2(c).

    (d)               Further Actions. If at any time after the Effective Time, TRXO or TEREX reasonably determines that any deeds, assignments, or instruments, or conformations of transfer are necessary or desirable to carry out the purposes of this Agreement, the officers and directors of TRXO and TEREX are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable actions.

    (e)                Options and Warrants:  There are Warrants, subject to vesting, to purchase 800,000 shares of TEREX common stock, to executives of TEREX, exercisable at $1.00 per share for 3 years, and there are 1,150,000 Options, subject to vesting, to purchase TEREX common stock exercisable at $0.10 per share for 3 years. TRXO shall issue exchange Warrants and Options upon like terms to replace the TEREX Warrants and Options.

    (f)     Piggy-Back Registration Rights.

        (i)                  In the event TRXO proposes to file a registration statement with the SEC pursuant to the Securities Act covering the public offering of any of its stock (other than a registration relating solely to the issuance of securities by TRXO pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction), TRXO shall promptly give each Original Holder written notice of such registration.  TRXO shall use all reasonable efforts to cause to be registered all of the shares of TRXO Common Stock that each such Original Holder has requested to be included in such registration.  Notwithstanding any other provision of this Agreement and regardless of the registration of any shares of TRXO Common Stock, the shares of TRXO Common Stock will continue to be subject the lock up provisions specified in Section 2(f).

        (ii)                TRXO shall have the right to terminate or withdraw any registration initiated by it under this Section 2(f) before the effective date of such registration, whether or not any Original Holder has elected to include shares of TRXO Common Stock in such registration.

        (iii)               All expenses (other than underwriting discounts and commissions and stock transfer taxes and fees) incurred in connection with any registration pursuant to Sections 2(f) including, without limitation, registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for TRXO shall be borne by TRXO.

        (iv)              If a registration of which TRXO gives notice under this Section 2(f) is for an underwritten offering, then TRXO shall so advise the Original Holders.  In such event, the right of any Original Holder to include such Original Holder's shares of TRXO Common Stock in such registration shall be conditioned upon such Original Holder's participation in such underwriting and the inclusion of such Original Holder's shares of TRXO Common Stock in the underwriting to the extent provided herein.  All Original Holders proposing to distribute their shares of TRXO Common Stock through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriters advise TRXO that marketing factors require a limitation of the number of shares of TRXO Common Stock to be underwritten or exclusion of the shares of TRXO Common Stock, then the managing underwriters may exclude the shares of TRXO Common Stock from the registration and the underwriting.  If any Original Holder disapproves of the terms of any such underwriting, such Original Holder may elect to withdraw therefrom by written notice to TRXO and the managing underwriters.  Any shares of TRXO Common Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

    (g)                The covenants contained in Section 2g(i) above shall survive the closing and shall be enforceable whether or not contained in a separate agreement.

Section 3.                Closing.

    (a)                Closing Date. On the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall be effective as soon as all of the conditions hereof are met and any document deliveries take place at the offices of TRXO, on December 22, 2014, at 10:00 a.m. MST, or such other time, date or place as TRXO and TEREX shall otherwise agree (the "Closing Date").

    (b)               Documents to be Delivered by TRXO. On or before the Closing, TRXO will deliver or cause to be delivered to TEREX:

        (i)                  all consents or approvals required to be obtained by TRXO for the purposes of completing the Merger;

        (ii)                a certified copy of a resolution of the directors of TRXO dated as of the Closing Date appointing two specified new Directors to the board of directors of TRXO;

        (iii)               certified copies of such resolutions of the directors of TRXO as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

Section 4.                Directors and Officers of TRXO.  Effective as of the Closing, (a) the current directors of TRXO shall remain and (b) the current officers of TRXO shall remain in their current officer positions with TRXO.

Section 5.                TEREX's Representations and Warranties.  TEREX represents and warrants to TRXO that the statements contained in this Section are true and correct as of the Effective Date and will be true and correct as of the Closing Date, as set forth herein and in the disclosure schedule delivered by TEREX to TRXO (the "TEREX Schedule"), arranged in sections corresponding to the paragraphs in this Section; the disclosure in any section or paragraph will qualify other paragraphs in this Section to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to such other paragraphs.

    (a)                Organization.  TEREX is a corporation validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority and possesses all necessary governmental approvals necessary to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. TEREX is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have an Adverse Effect. Certified copies of the Certificate of Incorporation of TEREX, as amended to date, each as currently in effect, have been made available to TRXO, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. TEREX is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

    (b)               Capitalization.

        (i)                  TEREX's authorized capital ownership interests consists solely of 100,000,000 TEREX Common Shares, as of date hereof.

        (ii)                There are 7,385,700 TEREX Shares outstanding and no other authorized or issued TEREX Shares or other measure of capital ownership of TEREX. Except as shown on the Warrants and Options Schedule 5.b.1, there are no agreements, arrangements or understandings to which TEREX is a party (written or oral) to issue any other TEREX Shares or other measures of capital ownership of TEREX. All of the outstanding TEREX Shares were duly and validly issued and fully paid, are non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws.

        (iii)               Except as provided in the TEREX Schedule, there are no outstanding (A) options, warrants, or other rights to purchase from TEREX any TEREX Shares or other measures of capital ownership of TEREX; (B) debt securities or instruments convertible into or exchangeable for TEREX Shares or other measures of capital ownership of TEREX; or (C) commitments of any kind for the issuance of additional TEREX Shares or options, warrants or other securities of TEREX.

        (iv)              There are no options or other rights to acquire such Shares or other measures of capital ownership and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any TEREX Shares or other measures of capital ownership of TEREX created by statute, the Certificate of Incorporation or Bylaws, or any agreement or other arrangement to which TEREX is a party or to which it is bound and there are no agreements, arrangements or understandings to which TEREX is a party (written or oral) pursuant to which TEREX has the right to elect to satisfy any liability by issuing any TEREX Shares or other measures of capital ownership of TEREX.

        (v)                Other than the Bylaws, TEREX is not a party or subject to any agreement or understanding, and, to TEREX's knowledge, there is no agreement, arrangement or understanding between or among any persons which affects, restricts or relates to voting, giving of written consents, distributions, allocation of profits and losses, or transferability of Shares or other measures of capital ownership of TEREX, including any voting trust agreement or proxy.

    (c)                No Subsidiaries. TEREX does not own any capital stock or other equity interest in any corporation, partnership, joint venture, or other entity.

   (d)               Authorization. TEREX has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TEREX and the consummation by TEREX of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and/or stockholder action by TEREX and no other corporate proceedings on the part of TEREX and no other stockholder vote or consent is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TEREX. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which TEREX is a party constitute the valid and legally binding obligations of TEREX, enforceable against

TEREX in accordance with their respective terms, except as may be limited by principles of equity or applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally. The execution, delivery and performance by TEREX of this Agreement and the agreements provided for herein, and the consummation by TEREX of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, violate the provisions of the Certificate of Incorporation or Bylaws of TEREX, or (i) violate any judgment, decree, order or award of any court, governmental body or arbitrator; (ii) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of TEREX pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which TEREX is a party or by which TEREX or any of its properties is or may be bound; or (iii) to TEREX's knowledge, violate the provisions of any law, rule or regulation applicable to TEREX, except where such violation would not reasonably be expected to have an Adverse Effect.

    (e)                No Conflict. The execution and delivery of this Agreement by TEREX does not require any consent or approval under, result in any breach of, result in any loss of any benefit under, or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under; give to others any right of termination, vesting, amendment, acceleration or cancellation of; or result in the creation of any lien or encumbrance on any property or asset of TEREX pursuant to; any material agreement of TEREX or other instrument or obligation of TEREX.

    (f)                 Litigation. There is no action, suit, legal or administrative proceeding or investigation pending or, to TEREX's knowledge, threatened against or involving TEREX (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator. There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency to TEREX's knowledge enjoining or requiring TEREX to take any action of any kind with respect to its business, assets or properties.

    (g)           Insurance. The TEREX Schedule contains a listing of all current TEREX insurance policies. To TEREX's knowledge, all current insurance policies are in full force and effect, are in amounts of a nature that are adequate and customary for TEREX's business, and to TEREX's knowledge are sufficient for compliance with all legal requirements and agreements to which it is a party or by which it is bound. All premiums due on current policies or renewals have been paid, and there is no material default under any of the policies.

    (h)                Personal Property. TEREX has good and marketable title to all of its tangible personal property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges, and restrictions, except for liens, if any, for personal property taxes not due. Such property is used by TEREX in the ordinary course of its business and is sufficient for continued conduct of TEREX's business after the Closing Date in substantially the same manner as conducted prior to the Closing Date. Such property is in good operating condition and repair, normal wear and tear excepted, and normal maintenance has been performed.

    (i)                  Intangible Property. TEREX owns, or possesses, adequate licenses or other valid rights to use all existing United States and foreign patents, trade names, service marks, copyrights, trade secrets, and applications therefor listed in the TEREX Schedule, which are material to its business as currently conducted (the "TEREX Intellectual Property Rights"), except where the failure to have such TEREX Intellectual Property Rights would not reasonably be expected to have an Adverse Effect.  TEREX has the right and authority to use, and to continue to use such TEREX Intellectual Property Rights after the Closing Date, such property in connection with the conduct of its business in the manner presently conducted, and to its knowledge such use or continuing use does not and will not materially infringe upon or violate any rights of any other person, subject to the outcome of the TEREX Litigation.

    (j)                 Real Property. Except as specified on the TEREX Schedule, TEREX is not a party to any material lease agreements and does not have any interests in any parcel of real property, improved or otherwise.

    (k)               Tax Matters. Within the times and in the manner prescribed by law, TEREX has filed, or will have filed, all federal, state and local tax returns and all tax returns for other governing bodies having jurisdiction to levy taxes upon it that are required to be filed. TEREX has paid all taxes, interest, penalties, assessments and deficiencies that have become due, including without limitation income, franchise, real estate, and sales and withholding taxes. No examinations of the federal, state or local tax returns of TEREX are currently in progress or threatened and no deficiencies have been asserted or to TEREX's knowledge assessed against TEREX as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened.

    (l)                  Books and Records. The general ledger and books of account of TEREX, all minute books of TEREX, all federal, state and local income, franchise, property and other tax returns filed by TEREX, all of which have been made available to TRXO, are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations, except as would reasonably be expected to have an Adverse Effect.

    (m)              Contracts and Commitments. The TEREX Schedule lists all material contracts and agreements to which TEREX is a party, whether written or oral, other than those between TEREX and TRXO. Each such contract is a valid and binding agreement of TEREX, enforceable against TEREX in accordance with its terms, is in full force and effect and represents the material terms of the agreement between the respective parties. TEREX has materially complied with all obligations required pursuant to such contracts to have been performed by TEREX on its part and neither TEREX nor, to TEREX's knowledge, any other party to such contract is in breach of or default in any material respect under any such contract.

    (n)                Compliance with Laws. TEREX has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business as currently conducted and own and operate its assets, except where the failure to have such permits would not reasonably be expected to have an Adverse Effect. To TEREX's knowledge, TEREX is not in violation of any federal, state or local law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous waste, land use or similar matters) relating to its business or its properties.

    (o)               Employee Benefit Plans. Except as specified on the TEREX Schedule, TEREX has no (A) employee benefit plans as defined in ERISA Section 3(3), (B) bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar employee benefit plans, or (C) material unexpired severance agreements with any current or former employee of TRXO.

    (p)               Indebtedness to and from Affiliates. TEREX is not indebted, directly or to TEREX's knowledge indirectly, to any officer, director or 10% stockholder of TEREX in any amount other than for salaries for services rendered or reimbursable business expenses, and no such person is indebted to TEREX except for advances made to employees of TEREX in the ordinary course of business to meet reimbursable business expenses.

    (q)               Regulatory Approvals. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by TEREX and that are necessary for the execution and delivery by TEREX of this Agreement or any documents to be executed and delivered by TEREX in connection therewith have been, or prior to the Closing Date will be, obtained and satisfied.

    (r)                 No Brokers. No broker or finder has acted for TEREX in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements, or understandings made by or on behalf of TEREX.

    (s)                Disclosure. The information concerning TEREX set forth in this Agreement, the exhibits and schedules hereto, and any document, statement or certificate furnished or to be furnished in connection herewith does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

    (t)                 Tax Treatment. Neither TEREX nor, to the knowledge of TEREX, any of its Affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368 of the Tax Code.

    (u)                Absence of Liabilities. Except as set forth on TEREX's audited balance sheet, TEREX does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, that exceeds an aggregate of $1,000.

Section 6.                TRXO's, Acquisition Sub's Representations and Warranties.  Each of TRXO, and Acquisition Sub represents and warrants to TEREX and the surviving corporation that the statements contained in this Section are true and correct as of the Effective Date and will be true and correct as of the Closing Date, as set forth herein and in the disclosure schedule delivered by TRXO, Acquisition Sub to TEREX (the "TRXO Schedule"), arranged in sections corresponding to the paragraphs in this Section to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to such other paragraphs.

(a)                Organization.

        (ii)          TRXO is a corporation validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority and possesses all necessary governmental approvals necessary to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. TRXO is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have an Adverse Effect. Certified copies of its Articles of Incorporation and Bylaws, as amended to date, have been made available to TEREX, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. TRXO is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

        (iii)         Acquisition Sub is a corporation validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority and possesses all necessary governmental approvals necessary to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Certified copies of its Certificate of Incorporation and Bylaws have been made available to TEREX, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. Acquisition Sub is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

    (b)               Capitalization.

        (i)                  TRXO's authorized capital stock consists of 275,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.

        (ii)                There are 714,041 shares of common stock issued and outstanding of TRXO, and no preferred stock is issued and outstanding, and no shares of common stock of TRXO are held in the treasury of TRXO. All of the issued and outstanding shares of common stock of TRXO were duly and validly issued and fully paid, are non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws.

        (iii)               Except as provided in the TRXO Schedule 6.b.iii, there are no outstanding (A) options, warrants, or other rights to purchase from TRXO any capital stock of TRXO or Acquisition Sub; (B) debt securities or instruments convertible into or exchangeable for shares of such stock; or (C) commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of TRXO or Acquisition Sub.

        (iv)              TRXO owns all of the outstanding capital stock of Acquisition Sub, free and clear of all liens or other encumbrances.

    (c)                No Subsidiaries. Except for Acquisition Sub and as provided in the TRXO Schedule, TRXO does not own any capital stock or other equity interest in any corporation, partnership, joint venture or other entity.

    (d)               Authorization. Each of TRXO and Acquisition Sub has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TRXO and Acquisition Sub and the consummation by TRXO and Acquisition Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by TRXO or Acquisition Sub, respectively, and no other corporate proceedings on the part of TRXO or Acquisition Sub, respectively, and no stockholder vote or consent is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TRXO and Acquisition Sub. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which TRXO or Acquisition Sub is a party constitute the valid and legally binding obligations of TRXO and Acquisition Sub, respectively, enforceable against TRXO and Acquisition Sub, respectively, in accordance with their terms, except as may be limited by principles of equity or applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally. The execution, delivery and performance by TRXO and Acquisition Sub of this Agreement and the agreements provided for herein, and the consummation by TRXO and Acquisition Sub of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, violate the provisions of the Articles of Incorporation or Bylaws of TRXO, the Certificate of Incorporation or Bylaws of Acquisition Sub, or (i) violate any judgment, decree, order or award of any court, governmental body or arbitrator; (ii) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of TRXO or Acquisition Sub pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which TRXO or Acquisition Sub is a party or by which TRXO Acquisition Sub or any of their respective properties is or will be bound; or (iii) to TRXO's or Acquisition Sub's knowledge, violate the provisions of any law, rule or regulation applicable to TRXO or Acquisition Sub, except where such violation would not reasonably be expected to have an Adverse Effect.

    (e)                No Conflict. The execution and delivery of this Agreement by TRXO or Acquisition Sub does not require any consent or approval under, result in any breach of, any loss of any benefit under or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any property or asset of TRXO or Acquisition Sub pursuant to any material agreement of TRXO or Acquisition Sub or other instrument or obligation of TRXO or Acquisition Sub .

    (f)                 Absence of Liabilities. Except as set forth on TRXO's balance sheet dated Sept 30, 2014, as set forth in TRXO's Quarterly Report on Form 10-Q for the period ended Sept 30, 2014, as filed with the SEC, TRXO does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, that exceeds an aggregate of $1,000. Acquisition Sub has no liabilities or obligations.

    (g)                Litigation. Except as specified in the TRXO Schedule, there is no action, suit, legal or administrative proceeding or investigation pending or, to TRXO's knowledge, threatened against or involving TRXO or Acquisition Sub (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator. There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency to TRXO's knowledge enjoining or requiring TRXO or Acquisition Sub to take any action of any kind with respect to its business, assets or properties.

    (h)                Tax Matters. Except as specified in the TRXO Schedule, TRXO has filed all federal, state and local tax returns and all tax returns for other governing bodies having jurisdiction to levy taxes upon it which are required to be filed. TRXO has paid all taxes, interest, penalties, assessments, and deficiencies which have become due, including without limitation income, franchise, real estate, and sales and withholding taxes. No examinations of the federal, state or local tax returns of TRXO are currently in progress nor threatened and no deficiencies have been asserted or to its knowledge assessed against TRXO as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened.

    (i)                  Books and Records. The general ledger and books of account of TRXO, all minute books of TRXO, all federal, state and local income, franchise, property and other tax returns filed by TRXO, all reports and filings with the SEC by TRXO, all of which have been made available to TEREX, are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

    (j)                 Contracts and Commitments. There are no material contracts to which TRXO is a party other than those specified in its filings with the SEC. Neither Acquisition Sub n is a party to any contract.

    (k)               Compliance with Laws. TRXO has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business as currently conducted and own and operate its assets, except where the failure to have such permits would not reasonably be expected to have an Adverse Effect. TRXO is not in violation of any federal, state or local law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous waste, land use or similar matters) relating to its business or its properties.

    (l)                  Employee Benefit Plans. Except as disclosed in its filings with the SEC, TRXO has no (A) employee benefit plans as defined in ERISA Section 3(3), (B) bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar employee benefit plans, or (C) material unexpired severance agreements with any current or former employee of TRXO. With respect to such plans, individually and in the aggregate, no event has occurred and, to TRXO's knowledge, there exists no condition or set of circumstances in connection with which TRXO could be subject to any liability that is reasonably likely to have an Adverse Effect under ERISA, the Tax Code or any other applicable law.

    (m)              Indebtedness to and from Affiliates. As of the Closing Date, TRXO is not indebted, directly or to its knowledge indirectly, to any officer, director or 10% stockholder of TRXO in any amount, and no such person is indebted to TRXO except for advances made to employees of TRXO in the ordinary course of business to meet reimbursable business expenses.

    (n)                Regulatory Approvals. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by TRXO or Acquisition Sub and that are necessary for the execution and delivery by TRXO or Acquisition Sub of this Agreement or any documents to be executed and delivered by TRXO or Acquisition Sub in connection therewith have been obtained and satisfied.

    (o)               No Brokers. No broker or finder has acted for TRXO or Acquisition Sub in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of TRXO or Acquisition Sub.

    (p)               Disclosure. The information concerning each of TRXO or Acquisition Sub set forth in its reports and filings with the SEC, this Agreement, the exhibits and schedules hereto, and any document, statement or certificate furnished or to be furnished in connection herewith (as applicable) does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

    (q)               SEC Filings.

        (i)                   Except as disclosed on the TRXO Schedule, TRXO has filed all forms, reports and documents required to be filed with the SEC since it first became a public reporting company. At the time filed or, with respect to registration statements filed with the SEC under the Securities Act, as of the effective date thereof, all such filings (A) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case shall be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such filings or necessary in order to make the statements in such filings, in the light of the circumstances under which they were made, not misleading.

        (ii)                Each of the financial statements (including, in each case, any related notes) contained in TRXO's SEC filings complied as to form in all material respects with the applicable rules and regulations with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the financial position of TRXO as of the dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

   (r)                 Tax Treatment. Neither TRXO nor, to the Knowledge of TRXO, any of its Affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368 of the Tax Code.

    (s)                Certificates. The certificates representing the shares of TRXO to be delivered pursuant to this Agreement are subject to certain trading restrictions imposed by the Securities Act and applicable state securities or "blue sky" laws.

    (t)                 Investment Company. TRXO is not, and is not an Affiliate of, and immediately following the Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Section 7.                Covenants of TRXO.

    (a)                Conduct of Business of TRXO. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, TRXO will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization. Except as otherwise expressly provided in this Agreement or in the TRXO Disclosure Schedule, prior to the Effective Time, TRXO shall not, without the prior written consent of TEREX:

          (i)                  amend its Articles of Incorporation or Bylaws (or other similar governing instrument);

        (ii)                authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights;

        (iii)               split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

        (iv)              adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of TRXO (other than the Merger);

        (v)                (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of TRXO; or (v) mortgage or pledge any of its material assets, or create or suffer to exist any material lien thereupon (other than tax Liens for taxes not yet due);

        (vi)              except as contemplated in this Agreement and Asset Purchase Agreement, acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

        (vii)             except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

        (viii)           (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice; (iii) authorize any new capital expenditure or expenditures which, individually is in excess of $1,000 or, in the aggregate, are in excess of $5,000;

        (ix)              make any tax election or settle or compromise any income tax liability material to TRXO;

        (x)                settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have an Adverse Effect on TRXO; or

        (xi)              take, or agree in writing or otherwise to take, any of the actions described in Sections 7(a)(i) through (xi) or any action which would make any of the representations or warranties of contained in this Agreement untrue or incorrect.

Section 8.                Covenants of TEREX.

    (a)                Conduct of Business of TEREX. Except as contemplated by this Agreement, including as described in the TEREX Disclosure Schedule, during the period from the date hereof to the Effective Time, TEREX will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, and keep available the service of its current officers and employees. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in the TEREX Disclosure Schedule, prior to the Effective Time, TEREX shall not, without the prior written consent of TRXO:

        (i)                  adopt a plan of complete or partial liquidation, dissolution, merger consolidation, restructuring, recapitalization or other reorganization of TEREX (other than the Merger);

        (ii)                (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of TEREX; or (v) mortgage or pledge any of its material assets, or create or suffer to exist any material lien thereupon (other than tax Liens for taxes not yet due); or

        (iii)               take, or agree in writing or otherwise to take, any action which would make any of the representations or warranties of the TEREX contained in this Agreement untrue or incorrect.

Section 9.                Other Covenants and Agreements of the Parties.

    (a)                Acquisition Sub Meeting of Stockholders. Acquisition Sub shall take all action necessary, in accordance with the General Corporation Law of the State of Colorado, and its Certificate of Incorporation and Bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby.

    (b)               TEREX Meeting of Shareholders. TEREX shall take all action necessary, in accordance with the General Corporation Law of the State of Colorado, and its Certificate of Incorporation and Bylaws, to obtain written consent of at least 80% of its shareholders, in lieu of a shareholder meeting to approve the adoption and approval of this Agreement and the transactions contemplated hereby.

    (c)                TRXO Common Stock. At the Effective Time, TRXO shall not have issued and outstanding more than 714,041 shares of TRXO Common Stock.

    (d)               TEREX ownership of TRXO: As of the effective date of the Merger, the 371,003 shares of common stock of TRXO, owned by TEREX, shall be surrendered and deemed retired to treasury of TRXO.

    (e)                Access to Information.

Between the date hereof and the Effective Time, TRXO will give TEREX and its authorized representatives reasonable access to its facilities and to all books and records of itself, will permit TEREX to make such inspections as TEREX may reasonably require and will cause its officers to furnish TEREX with such financial and operating data and other information with respect to the business and properties of itself as TEREX may from time to time reasonably request.  Each of the Parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement.

    (f)                 Additional Agreements, Reasonable Efforts. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation of a Form 8-K to be filed with the SEC in connection with this Agreement, (ii) obtaining consents of all third parties and governmental entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; and (iii) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

    (g)                Press Releases. TEREX and TRXO will consult with each other before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The Parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

    (h)                Other Filings. At all times from and after the date hereto until the Effective Time, TRXO covenants and agrees to make all filings it is required to make pursuant to the Exchange Act on a timely basis.

Section 10.            TEREX's Conditions to the Merger.  The obligation of TEREX to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by TEREX:

    (a)                Each of the representations and warranties of TRXO and Acquisition Sub contained in this Agreement shall be true and correct as of the date of this Agreement, except to the extent that any changes, circumstances, or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute an Adverse Effect and at the Closing each of TRXO and Acquisition Sub shall have delivered to TEREX a certificate to that effect;

    (b)               Any governmental or third party approvals required to effect the Merger shall have been obtained;

    (c)                Each of TRXO and Acquisition Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and at the Closing TRXO shall have delivered to TEREX a certificate to that effect;

    (d)               From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance or event concerning TRXO or Acquisition Sub that has had or could be reasonably likely to have an Adverse Effect;

    (e)                TRXO shall have delivered to TEREX a complete and accurate TRXO Schedule and such schedule shall have been approved by TEREX;

    (f)                 The Asset Purchase Agreement shall have been entered into by TRXO and the third party;

    (g)    The nominee of TEREX shall have been appointed as a member of the board of directors and as officers of TRXO;

    (h)    TEREX shall have received a resolution from TRXO's Board of Directors, a resolution from its Preferred stockholders (if applicable) and resolutions from its holder of TRXO Common Stock (if applicable) approving the Merger and authorizing the issuances of the shares of TRXO Common Stock hereto; and

    (i)      The stockholders of Acquisition Sub and the stockholders of TEREX shall have approved the principal terms of this Agreement, the Merger and the transactions contemplated herein in accordance with applicable law and their Certificate of Incorporation and Bylaws.

Section 11.            TRXO's, Acquisition Sub's Conditions to the Merger.  The obligations of TRXO and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by TRXO:

    (a)                Each of the representations and warranties of TEREX contained in this Agreement shall be true and correct as of the date of this Agreement, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute an Adverse Effect and at the Closing TEREX shall have delivered to TRXO a certificate to that effect;

    (b)               TEREX shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and at the Closing TEREX shall have delivered to TRXO a certificate to that effect;

    (c)                From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance, or event concerning TEREX that has had or could be reasonably likely to have an Adverse Effect;

    (d)               TEREX shall have delivered to TRXO a complete and accurate TEREX Schedule and such schedule shall have been approved by TRXO;

    (e)                TEREX shall have delivered to TRXO audited balance sheets of TEREX as of September 30, 2014, and the related statements of operations, changes in shareholders' equity and cash flows for the period from inception to September 30, 2014;

Section 12.            Indemnification of Directors and Officers. All rights to indemnification by TEREX and TRXO existing in favor of each individual who is an officer or director of TEREX or TRXO of the date of this Agreement (each such individual, an "Indemnified Person") for his acts and omissions as a director or officer of TEREX or TRXO occurring prior to the Effective Time, as provided in TEREX's Certificate of Incorporation or Bylaws (as in effect as of the date of this Agreement) or TRXO's Articles of Incorporation or Bylaws (as in effect as of the date of this Agreement) shall survive the Merger and shall continue in full force and effect (to the fullest extent such rights to indemnification are available under and are consistent with applicable law) for a period of six years from the Closing Date.

Section 13.            Confidentiality. Each Party shall ensure that any nonpublic information provided to it by any other Party in confidence shall be treated as strictly confidential and that all such confidential information that each Party or any of its respective officers, directors, employees, attorneys, agents, investment bankers, or accountants may now possess or may hereinafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the other such parties, any affiliate thereof, or any customer or supplier thereof shall not be published, disclosed, or made accessible by any of them to any other person at any time or used by any of them, in each case without the prior written consent of the other Party; provided, however, that the restrictions of this Section shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information was in the public domain when received or thereafter enters the public domain other than because of disclosures by the receiving Party. Each such Party shall, and shall cause all of such other persons who received confidential information, from time to time to deliver to the disclosing party all tangible evidence of such confidential information to which the restrictions of this Section apply upon written request.

Section 14.            Termination

    (a)                This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger:

        (i)                  by mutual written consent of TRXO and TEREX;

        (ii)                by either TRXO or TEREX if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

        (iii)               by either TRXO or TEREX, so long as such Party is not in breach hereunder, if the Merger shall not have been consummated on or before  January 31, 2015 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at, or prior to, the Effective Time of the Merger, in which event such party may not terminate this Agreement pursuant to this provision for a period of ten days following such party's cure of such failure); provided, however, that if either TRXO or TEREX requests an extension of the Closing after this date and the other Party consents in writing, then neither Party may terminate this Agreement under this provision until the expiration of such extension period;

        (iv)              by TRXO, if there has been a material breach of this Agreement on the part of TEREX of its obligations hereunder or if any of its representations or warranties contained herein shall be materially inaccurate and such breach or inaccuracy is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by TRXO to TEREX; or

        (v)                by TEREX, if there has been a material breach of this Agreement on the part of TRXO of its obligations hereunder or if any of its representations or warranties contained herein shall be materially inaccurate and such breach or inaccuracy is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by TEREX to TRXO.

    (b)               In the event of termination of this Agreement by either TEREX or TRXO provided in this Section 14, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of TRXO or TEREX, other than the provisions of the last sentence of Section 13 and this Section 14. Nothing contained in this Section 14 shall relieve any Party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

Section 15.            Miscellaneous.

    (a)                Survival. The representations and warranties of the Parties will terminate at the Effective Time and only those covenants that by their terms survive the Effective Time shall survive the Effective Time. This Section __ shall survive the Effective Time.

    (b)            Press Releases and Public Announcements. No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing requirement or trading agreement.

    (c)                No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

    (d)               Notices. All notices required or permitted under this Agreement will be in writing and will be given by certified or regular mail or by any other reasonable means (including personal delivery, facsimile, or reputable express courier) to the Party to receive notice at the following addresses or at such other address as any Party may, by notice, direct:

To TRXO &                T-Rex Oil, Inc.

Acquisition Sub:            TEREX Acquisition Corp.

                                    7609 Ralston Road

                                    Arvada, CO  80002

With a copy to:             Michael A. Littman

(which will not              Attorney at Law

constitute notice)           7609 Ralston Road

Arvada, CO  80002

Fax number: (303) 431-1567

To TEREX:                  Terex Energy Corp., a Colorado corporation

                                    7609 Ralston Road

                                    Arvada, CO  80002

With a copy to:             Michael A. Littman

(which will not              Attorney at Law

constitute notice)           7609 Ralston Road

                                    Arvada, CO 80002

                                    Fax number: (303) 431-1567

All notices given by certified mail will be deemed as given on the delivery date shown on the return mail receipt, and all notices given in any other manner will be deemed as given when received.

    (e)                Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising from this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the waiving Party, (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

    (f)                 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and of the documents referred to in this Agreement.

    (g)                Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, which may be granted or withheld at the sole discretion of such other Parties. Any unauthorized assignment is void.

    (h)                Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

    (i)                  Expenses. Each Party will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by such Party in connection with the transactions contemplated by this Agreement.

    (j)                 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of laws.

    (k)               Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document. Facsimiles and electronic copies in portable document format ("PDF") containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

    (l)                  Entire Agreement. This Agreement, the schedules and exhibits hereto, and the agreements and instruments to be delivered by the Parties on Closing represent the entire understanding and agreement between the Parties and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings.

    (m)              Amendment. This Agreement may be amended by the Parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended by the Parties hereto except by execution of an instrument in writing signed on behalf of each of TRXO, TEREX, and Acquisition Sub.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

T-REX OIL, INC.

By:       /s/ Don Walford

Don Walford

Its:        Chief Executive Officer

TEREX ACQUISITION CORP.

By:

                                                            Its:        President

TEREX ENERGY CORPORATION

By:       /s/ Don Walford

                                                            Name: Don Walford

                                                            Its:        Chief Executive Officer

Schedule 1

Definitions

"Adverse Effect" means, with respect to each Party, any effect or change that would have a material adverse effect on the results of operations, financial condition, assets, properties or business of the party, taken as a whole, or on the ability of the Party to consummate timely the transactions contemplated hereby.

"Affiliate" has the meaning set forth in Exchange Act Rule 12b-2.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

"Effective Time" means the time of acceptance for recording of Articles of Merger effectuating the Merger by the Secretary of State of the State of Colorado in accordance with the General Corporation Law of the State of Colorado (but not earlier than the Closing Date) or at such later time that the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

"Knowledge" means the actual knowledge of the executive officers of a Party, without independent investigation.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"SEC" means the Securities and Exchange Commission.

Schedule 5(b)1

TEREX ENERGY CORPORATION

WARRANTS AND OPTIONS SCHEDULE

WARRANTS

HOLDER	NUMBER OF SHARES	EXERCISE PRICE	TERM

Heim	200,000	$1.00	3 years
Heim	200,000	$1.00	3 years
Hot Springs Resources	240,000	$1.00	3 years
Merschat Minerals	100,000	$1.00	3 years
Merschat	30,000	$1.00	3 years
Merschat	30,000	$1.00	3 years
	800,000

OPTIONS

HOLDER	NUMBER OF SHARES	EXERCISE PRICE	TERM

Blue Ridge	150,000	$0.10	3 years
Gottlob	100,000	$0.10	3 years
Gregarek	150,000	$0.10	3 years
Nichols	500,000	$0.10	3 years
Nichols	250,000	$0.10	3 years
	1,150,000

Schedule 6(b)iii

T-REX OIL, INC.

WARRANTS AND OPTIONS SCHEDULE

WARRANTS

HOLDER	NUMBER OF SHARES	EXERCISE PRICE	TERM

Jeffrey B. Bennett	14,285	$3.50	3 years
Mathijs van Houweninge	14,285	$3.50	3 years
A.L. (Sid) Overton	14,285	$3.50	3 years
	42,855

OPTIONS

None.

TEREX SCHEDULE

Subsidiaries:	T-Rex Oil LLC #1

Conflict:	None

Litigation:	None

Insurance:

Intangible Property:	None

Real Property:	Oil and gas properties in Utah, Nebraska and Wyoming as described below.

Contracts & Commitments:	See Below.

Employee Benefit Plans:	None, other than the 2014 Stock Option Plan

Real Property - Oil and Gas Properties:

Our portfolio of oil and gas properties is as follows:

Gross Acres
WYOMING
Cole Creek	7,000
Burke Ranch	4,500

NEBRASKA
Oil Well - Water Injection Project	240

UTAH
Mondo Project	3,955

Commitments and Contingencies:

Operating Lease

The Company leases an office space in Colorado at the rate of $4,572 per month and the lease expires in August 2017.

Consulting Agreement

The Company entered into a three year agreement effective September 1, 2014 with a consultant to perform services at the base rate of $150,000 per year under certain terms and conditions including with an auto allowance of $600 per month.

TRXO SCHEDULE

Subsidiaries:	None

Conflict:	None

Litigation:	None

Insurance:

Intangible Property:	None

Real Property:	None.

Contracts & Commitments:	None.

Employee Benefit Plans:	None, other than those option plans listed on Schedule 6(b)(iii)